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                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]

                                                                EXHIBIT 5(a)

                                 MARCH 25, 1997

Cullen/Frost Bankers, Inc.
100 West Houston Street
San Antonio, Texas 78205

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (the "Registration Statement"), filed by Cullen/Frost Capital Trust I (the "Issuer") and Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), as amended, relating to the registration under the Securities Act of (i) $100,000,000 in aggregate principal amount of the Company's Junior Subordinated Debentures, Series A (the "Debentures"), which have been issued pursuant to a Junior Subordinated Indenture (the "Indenture") entered into between the Company and The Bank of New York, as Trustee, (ii) $100,000,000 aggregate liquidation amount of capital securities (the "Capital Securities") of the Issuer, and (iii) the Company's guarantee with respect to the Capital Securities (the "Guarantee") which will be provided pursuant to a guarantee agreement between the Company and The Bank of New York, as trustee thereunder (the "Guarantee Agreement"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

        In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company furnished to you, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. We have assumed that (a) the signatures on all documents examined by us are genuine, (b) all documents submitted to us are authentic, and (c) all documents submitted as certified or photostatic copies conform with the originals thereof.

        Based upon and subject to the foregoing and other qualifications and assumptions set forth below, we are of the opinion that:

        1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

        2.      The Debentures and the Guarantee have been duly authorized by the Company.
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Cullen/Frost Bankers, Inc.            -2-                         March 25, 1997




        3. When the Registration Statement has become effective under the Securities Act, the Debentures have been duly executed and authenticated in accordance with the Indenture and issued and delivered as contemplated in the Registration Statement, and the terms of the Debentures and the Guarantee and of their issuance and delivery have been duly established in conformity with the Indenture and the Guarantee Agreement, respectively, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, the Debentures and the Guarantee will constitute valid and legally binding obligations of the Corporation insofar as the laws of the State of Texas are concerned, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        4. The issue by the Company of the Guarantee and the Debentures, the compliance by the Company with all of the provisions thereof, the execution, delivery and performance by the Company of the Debentures and Guarantee and the consummation of the transactions therein contemplated will not result in a breach or violation of violation of the provisions of the Restated Articles of Incorporation or bylaws of the Company or any Texas statute or any order, rule or regulation known to us of any Texas court or governmental agency or body having jurisdiction over, and binding on, the Company or any of its properties, provided, however, that we express no opinion as to Texas anti-fraud laws or fraudulent transfer laws.

        5. No consent, approval, authorization, order, registration or qualification of or with any Texas court or governmental agency or body is required of the Company for the consummation by the Company of the transactions contemplated by the Debentures and the Guarantee, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities.

        The foregoing opinion is limited to the laws of the State of Texas, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5(a) to the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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Cullen/Frost Bankers, Inc.               -3-                      March 25, 1997




        We are delivering this opinion to the Company, and no person other than the Company may rely upon it without our prior written consent.


                                                   Very truly yours,

                                                   Baker & Botts L.L.P.